UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

          On November 1, 2006, ChoiceOne Financial Services, Inc. ("ChoiceOne") completed its previously announced merger (the "Merger") with Valley Ridge Financial Corp. ("Valley Ridge") pursuant to an Agreement and Plan of Merger that they entered into on April 25, 2006 (the "Plan of Merger"). As a result of the Merger, ChoiceOne will operate the 9 banking locations in West Michigan previously owned by Valley Ridge. The combination of the two community bank holding companies creates a banking franchise totaling $475 million in assets that serves its customers through 14 banking offices in West Michigan.

          As a result of the Merger, Valley Ridge shareholders will receive 8.5 shares of ChoiceOne common stock for each share of Valley Ridge common stock they own, subject to payment of cash in lieu of fractional shares. In addition, prior to the completion of the Merger, Valley Ridge declared a special dividend to its shareholders that equaled, in the aggregate, $10 million, or approximately $53.60 per share. Based on the previously agreed price of $18.00 per share for ChoiceOne common stock, the total value of the Merger, including the special dividend to Valley Ridge's shareholders, is $38.5 million.

          Prior to completion of the Merger, there were no material relationships among ChoiceOne or any of its affiliates and Valley Ridge or any of its affiliates except in respect of the Merger.

Item 5.01.	Changes in Control of Registrant.

          As a result of the Merger, the former shareholders of Valley Ridge control approximately 48.5% of the outstanding shares of the combined organization and one half of the board of directors of ChoiceOne is comprised of former members of Valley Ridge's board of directors.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Pursuant to Plan of Merger and effective upon the closing of the Merger, Linda R. Pitsch and Lewis G. Emmons resigned from ChoiceOne's board of directors and the remaining members of ChoiceOne's board of directors increased the size of ChoiceOne's board of directors to 14 and appointed the following former members of Valley Ridge's board of directors, who are expected to serve on the committees set forth next to their names, to fill the resulting vacancies in ChoiceOne's board of directors:

Directors With Terms Expiring in 2007
Name	Committees
Gary Gust	None
Robert Humphreys	Executive and Loan Review; Governance and Nominating

Directors With Terms Expiring in 2008
Name	Committees
Jerome B. Arends	Executive and Loan Review

K. Timothy Bull	Compliance; Branching and Acquisitions
Dennis Nelson	Information Technology; Asset/Liability
Donald VanSingel	Personnel and Benefits; Audit; Executive and Loan Review

Director With Term Expiring in 2009
Name	Committees
Richard L. Edgar	Executive and Loan Review; Branching & Acquisitions

          Effective upon the closing of the Merger, ChoiceOne entered into (a) an amended and restated employment agreement with its President and Chief Executive Officer, James A. Bosserd; (b) a consulting and noncompetition agreement with Richard L. Edgar, the former President and Chief Executive Officer of Valley Ridge; (c) a consulting and noncompetition agreement with Robert Karpinski, the former Senior Vice President of Valley Ridge; (d) a noncompetition agreement with Mr. Hansen, the former Senior Vice President - Lending of Valley Ridge; and (e) a retention bonus agreement with Michael McHugh, the former Secretary, Treasurer and Chief Financial Officer of Valley Ridge, pursuant to which Mr. McHugh will serve as an executive officer of the combined organization.

          Mr. Bosserd's agreement is for a three year term that each year on its anniversary extends for an additional year. Under this agreement ChoiceOne agrees to pay Mr. Bosserd an annual salary of $160,000 as may be adjusted, possible bonuses, and regular director fees for attending meetings of ChoiceOne's board of directors. ChoiceOne also agrees to provide Mr. Bosserd with the same health and employee benefit plans offered to other executive employees of ChoiceOne, twenty-six personal and vacation days each year, and a $600 a month automobile allowance. Mr. Bosserd agrees not to compete with ChoiceOne for the remainder of the "term" of the agreement if he is terminated by ChoiceOne for "cause," or if he chooses to quit ChoiceOne prior to a "change in control" for any reason or after a "change in control" without "good reason." In the event that Mr. Bosserd is terminated by ChoiceOne without "cause" or quits for "good reason" after a "change in control," then he shall be entitled to receive his salary and benefits for the remainder of the "term" of the Agreement; provided, however, that if ChoiceOne terminates Mr. Bosserd without "cause," Mr. Bosserd must use reasonable efforts to find new employment and any compensation and/or benefit received by Mr. Bosserd shall reduce ChoiceOne's obligation to Mr. Bosserd. This agreement also provides that if any payment constitutes a "parachute payment" and when added to all other payments to Mr. Bosserd would result in "excess parachute payments" to Mr. Bosserd, then the payment and benefit continuation in this agreement shall be reduced or delayed until there is no "excess parachute payment." The foregoing description of Mr. Bosserd's employment agreement is qualified in its entirety by reference to the complete terms and conditions of the employment agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

          Mr. Edgar's agreement provides that he will be compensated at his current base salary and benefits through the close of business on January 2, 2007. After that, he will serve as a consultant until reaching age 65. In addition, Mr. Edgar agrees not to compete with ChoiceOne for a period of three years after the closing of the Merger. In exchange for the consulting services and noncompetition restrictions, Mr. Edgar will receive $25,000 per year in cash or other benefit costs. The foregoing description of Mr. Edgar's consulting and noncompetition agreement is qualified in its entirety by reference to the complete terms and conditions of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

          In addition, Mr. Edgar entered into an employment agreement with Valley Ridge on January 13, 1998. The employment agreement has a five year term that each year extends for an additional year. Upon termination of Mr. Edgar's employment on January 2, 2007, the employment agreement entitles him to receive continued salary and benefits for the remainder of the term of the employment agreement. However, the employment agreement also provides that Mr. Edgar's total salary and benefit continuation payments may not exceed 2.99 times his "base amount" as determined under Internal Revenue Code Section 280(G). Mr. Edgar's salary and benefit continuation under the employment agreement is expected to have a total value of approximately $545,000.

          Mr. Karpinski's agreement provides that he will continue under the current terms of his employment until December 31, 2006. It further provides that Mr. Karpinski will not compete with ChoiceOne for a period of two years after the closing of the Merger and will provide consulting services for one year beginning on January 1, 2007, which may be extended by mutual agreement. In exchange for the noncompetition agreement, Mr. Karpinski will receive a $25,000 lump sum payment at the closing of the Merger. In exchange for the consulting services, Mr. Karpinski will receive $25,000 per year. The foregoing description of Mr. Karpinski's consulting and noncompetition agreement is qualified in its entirety by reference to the complete terms and conditions of the agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

          Mr. Hansen's agreement provides that he will continue under his current terms of employment until he attains the age of 62. It further provides that Mr. Hansen will not compete with ChoiceOne for a period of two years after the closing of the Merger. In exchange for the noncompetition agreement, Mr. Hansen will receive a $25,000 lump sum payment at the closing of the Merger and will be permitted to participate in ChoiceOne's health plan on the same terms and conditions as ChoiceOne's employees until he attains the age of 65. The foregoing description of Mr. Hansen's noncompetition agreement is qualified in its entirety by reference to the complete terms and conditions of the agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

          Pursuant to the Plan of Merger, ChoiceOne hired Michael McHugh, age 57, the former Secretary, Treasurer and Chief Financial Officer of Valley Ridge, to serve as an executive officer of the combined organization. Mr. McHugh has been a director of Valley Ridge since 1989. Mr. McHugh has also been Executive Vice President of Valley Ridge Bank since 1987.

          Mr. McHugh's retention bonus agreement provides that he will be compensated at his current salary paid by Valley Ridge Bank (including director fees he currently receives from

Valley Ridge) of $121,265. It also provides that he will receive a lump payment equal to $60,000. In addition, if he is employed by ChoiceOne or one of its affiliates six months after the closing of the Merger, ChoiceOne will either come to a mutual agreement regarding continued employment with ChoiceOne or pay him an additional lump sum payment equal to $60,000. The foregoing description of Mr. McHugh's retention bonus agreement is qualified in its entirety by reference to the complete terms and conditions of the agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

          (a)          Financial Statements of Businesses Acquired

          The financial statements of Valley Ridge required by Item 9.01(a) of Form 8-K have been filed in the registrant's Registration Statement on Form S-4/A filed with the Commission on September 11, 2006 and are hereby incorporated herein by reference.

          (b)          Pro Forma Financial Information

          The pro forma financial information required by Item 9.01(b) of Form 8-K have been filed in the registrant's Registration Statement on Form S-4/A filed with the Commission on September 11, 2006 and are hereby incorporated herein by reference.

          (d)          Exhibits The following documents are attached as exhibits to this report on Form 8-K:

2.1

The Agreement and Plan of Merger between ChoiceOne Financial Services, Inc. and Valley Ridge Financial Corp. has been filed as Appendix A to the Prospectus and Proxy Statement included in the registrant's Registration Statement on Form S-4/A filed with the Commission on September 11, 2006 and is hereby incorporated herein by reference.

10.1	Employment Agreement between ChoiceOne and James A. Bosserd
10.2	Consulting and Noncompetition Agreement between ChoiceOne and Richard L. Edgar
10.3	Consulting and Noncompetition Agreement between ChoiceOne and Robert Karpinski
10.4	Noncompetition Agreement between ChoiceOne and Ronald Hansen
10.5	Retention Bonus Agreement between ChoiceOne and Michael McHugh

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 6, 2006	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Thomas Lampen
Thomas Lampen Its Treasurer

EXHIBIT INDEX

Exhibit Number	Document
2.1

The Agreement and Plan of Merger between ChoiceOne Financial Services, Inc. and Valley Ridge Financial Corp. has been filed as Appendix A to the Prospectus and Proxy Statement included in the registrant's Registration Statement on Form S-4/A filed with the Commission on September 11, 2006 and is hereby incorporated herein by reference.

10.1	Employment Agreement between ChoiceOne and James A. Bosserd
10.2	Consulting and Noncompetition Agreement between ChoiceOne and Richard L. Edgar
10.3	Consulting and Noncompetition Agreement between ChoiceOne and Robert Karpinski
10.4	Noncompetition Agreement between ChoiceOne and Ronald Hansen
10.5	Retention Bonus Agreement between ChoiceOne and Michael McHugh